UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 16, 2023

Whole Earth Brands, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38880	38-4101973
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 S. Wacker Drive

Suite 3150
Chicago, IL 60606

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (312) 840-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	FREE	The NASDAQ Stock Market LLC
Warrants to purchase one-half of one share of common stock	FREEW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed on June 27, 2023, Whole Earth Brands, Inc. (the “Company) received a non-binding proposal from Sababa Holdings FREE, LLC (“Sababa”) to acquire all the Company’s outstanding shares of common stock not already owned by Sababa (the “Sababa Proposal”), and certain of its affiliates (collectively with Sababa, the “Sababa Group”).

On July 16, 2023, the Board of Directors of the Company (the “Board”) unanimously resolved to place Mr. Michael Franklin, Chief Executive Officer of the Company, on a leave of absence, effective immediately. The Board determined that such action was required so the Board may adequately discharge its fiduciary duties in connection with the evaluation of the Sababa Proposal and other strategic alternatives that may be available to the Company, including maintaining the status quo as a standalone publicly-traded company. Mr. Franklin is a partner in Mariposa Capital, a family investment firm of which Mr. Franklin's father is the founder and CEO and which is an affiliate of the Sababa Group.

In the interim, the Board has appointed Rajnish Ohri, the Company’s current President and Chief Operating Officer – International Business (Branded CPG segment), and Jeffrey Robinson, the Company’s current President Mafco (Flavors & Ingredients segment), to act as the Company’s Interim Co-Chief Executive Officers, effective immediately. Any additional compensation to serve as Interim Co-Chief Executive Officers has not yet been determined by the Board. There are no arrangements or understandings between Rajnish Ohri or Jeffrey Robinson and any other persons pursuant to which either individual was appointed as Interim Co-Chief Executive Officer, no family relationships among any of the Company’s directors or executive officers and Rajnish Ohri or Jeffrey Robinson, and neither individual has any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On July 17, 2023, the Company issued a press release announcing Mr. Franklin’s leave of absence. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information set forth under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, and shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing, except as expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

As previously disclosed via Form 8-K on June 27, 2023, in response to the Sababa Proposal, the Board formed a special committee of the Board (the “Special Committee”) to review and evaluate the Sababa Proposal and any alternative proposals or other strategic alternatives that may be available to the Company, including maintaining the status quo as a standalone publicly-traded company. The members of the Special Committee are Steven M. Cohen, who will serve as the Chairperson of the Special Committee, Irwin D. Simon and Denise Faltischek.

The Board has approved compensation to each member of the Special Committee of $1,500 per meeting in consideration for their service on the Special Committee.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release Dated July 17, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Whole Earth Brands, Inc.

Date: July 17, 2023	By:	/s/ Ira W. Schlussel
Ira W. Schlussel
Vice-President and Chief Legal Officer